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                                                               Exhibit 99.b10(a)



               Consent of Ernst & Young LLP, Independent Auditors


We consent to the reference to our firm under the caption "Independent Auditors" in the Statement of Additional Information, and to the use of our report dated January 28, 2000 accompanying the consolidated financial statements of the Penn Mutual Life Insurance Company for the year ended December 31, 1999 and to the use of our report dated April 4, 2000 accompanying the financial statements of Penn Mutual Variable Annuity Account III in the Post-Effective Amendment
Number 2 to Registration Statement 333-62825 on Form N-4 and the related Statement of Additional Information of Penn Mutual Variable Annuity Account III.


/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
April 21, 2000